                                                                     Exhibit 3.1

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                        FIRST STATE FINANCIAL CORPORATION

      First State Financial Corporation, whose Restated Articles of Incorporation were filed by the Florida Department of State on July 24, 1997, does hereby file the following Restated Articles of Incorporation pursuant to
Section 607.1007, of the Florida Business Corporation Act (the "Act").

                                    ARTICLE I

                                      Name

            The name of the Corporation is First State Financial Corporation

                                   ARTICLE II

                                    Duration

            The Corporation shall exist perpetually, commencing July 24, 1997.

                                   ARTICLE III

                                     Purpose

            The general purpose of the Corporation shall be the transaction of any and all lawful business for which corporations may be incorporated under the Act. The Corporation shall have all of the powers enumerated in the Act and all such other powers as are not specifically prohibited to corporations for profit under the laws of the State of Florida.

                                   ARTICLE IV

                                  Capital Stock

      A. Number and Class of Shares Authorized; Par Value.

            The Corporation is authorized to issue the following shares of capital stock:

            (1) Common Stock. The aggregate number of shares of common stock (referred to in these Restated Articles of Incorporation as "Common Stock") which the Corporation shall have authority to issue is 25,000,000 with a par value of $1.00 per share.

            (2) Preferred Stock. The aggregate number of shares of preferred stock (referred to in these Restated Articles of Incorporation as "Preferred Stock") which the Corporation shall have authority to issue is 5,000,000 with no par value.

      B. Description of Preferred Stock.

      The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

            (1) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Restated Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                  (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and

                  (b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

                  (c) Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

                  (d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

                  (e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

                  (f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

                  (g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.

            (2) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

      C. Common Stock Voting Rights.

            Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

      D. Preemptive Rights.

            Holders of Common Stock shall not have as a matter of right any preemptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.

                                    ARTICLE V

                                    Directors

      The number of Directors of the Corporation shall be the number from time to time fixed in accordance with the provisions of the bylaws of the Corporation, but at no time shall the number of Directors be less than one.

                                   ARTICLE VI

                     Amendment of Articles of Incorporation

      These Restated Articles of Incorporation may be amended in the manner from time to time prescribed by law.

                                  ARTICLE VIII

                                     Bylaws

      The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.

                                   CERTIFICATE

      The foregoing Restated Articles of Incorporation were adopted by the holders of outstanding shares of common stock, being the sole voting group entitled to vote thereon, on October 12, 2004 and the number of votes cast for the Restated Articles of Incorporation by the shareholders was sufficient for approval by them.

      IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of this Corporation has executed these Restated Articles of Incorporation on the 12th day of October, 2004.

                                   FIRST STATE FINANCIAL CORPORATION

                                   By: /s/ Corey J. Coughlin
                                       -------------------------------------
                                           Corey J. C oughlin
                                           President and Chief Executive Officer

STATE OF FLORIDA
COUNTY OF SARASOTA

      The foregoing instrument was acknowledged before me this 12th day of October, 2004, by Corey J. Coughlin as President and Chief Executive Officer for First State Financial Corporation

                                                /s/ Karen L. Jaggard
                                                -------------------------------
                                                Printed Name: Karen L. Jaggard
                                                Notary Public, State of Florida

Personally Known [X] or Produced Identification [ ]
Type of Identification Produced ________________________________